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                                                                    EXHIBIT 24


                             THE LAMSON & SESSIONS CO.


                                 POWER OF ATTORNEY


     The undersigned officer(s) of National City Bank (the "Trustee"), Trustee of the Salaried Employees' Retirement Plan of The Lamson & Sessions Co., an Ohio Corporation (the "Company"), in order to file with the Securities and Exchange Commission, any Schedule 13D or 13G for the Company in accordance with Section 13 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, does hereby constitute and appoint James
J. Abel with full power and substitution and resubstitution, as attorney to sign for the Trustee, in the capacity indicated below, any Schedule 13D or 13G, including any amendments and exhibits thereto, with full power and authority to do and perform any and all acts and things whatsoever necessary and required to be done in connection with such signing as fully to all intents and purposes as the Trustee would do if personally present, hereby ratifying and approving the acts of said attorney and any substitute(s) therefor in connection with such signing. The authority of James J. Abel shall continue with respect to the undersigned until the undersigned is no longer required to file Schedules 13D or 13G unless revoked earlier in writing:

     IN WITNESS WHEREOF, the undersigned has hereunto set their hand as of the 6th day of August 1998.

                                   /s/     M. Patricia Allen
                                   ---------------------------------
                                   M. Patricia Allen, Vice President
                                   National City Bank - Trustee





                                   /s/     Luann Simun
                                   ---------------------------------
                                   Luann Simun, Trust Officer
                                   National City Bank - Trustee